EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 29, 2018 relating to the consolidated financial statements which appeared in Golden Matrix Group, Inc.’s Annual Report on Form 10-K for the years ended July 31, 2018 and 2017.

/s/ M&K CPA’s, PLLC

Houston, TX

October 15, 2019